                                                                    Exhibit 3.7



                        CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                              IVAC HOLDINGS, INC.
                        PURSUANT TO SECTION 242 OF THE
               GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

     IVAC Holdings, Inc. (the "Corporation"), a corporation organized and existing under the laws of Delaware, does hereby certify that:

     FIRST:  The name of the Corporation is IVAC Holdings, Inc.

     SECOND: The Certificate of Incorporation was originally filed with the Secretary of State of Delaware under the name River Acquisition Corp. on October 14, 1994.

     THIRD: The Board of Directors of the Corporation, at a meeting held in accordance with Section 141 of the General Corporation Law of the State of Delaware ("DGCL"), adopted a resolution proposing and declaring it advisable to amend the Certificate of Incorporation of the Corporation to change the name of the Corporation to ALARIS Medical Systems, Inc.

     FOURTH: The amendment has been duly adopted by sole stockholder in accordance with the provisions of Sections 228 and 242 of DGCL.

     FIFTH: That in connection with the foregoing, Article FIRST of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and substituted therefor is the following new Article FIRST.

     "FIRST" The name of the corporation is ALARIS Medical Systems, Inc.

     SIXTH: That this Amendment to the Certificate on Incorporated was made pursuant to Sections 228 and 242 of the Delaware Corporation Law.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by William J. Mercer, its President and Chief Executive Officer this 25th day of April, 1997.

                                                 /s/ William J. Mercer
                                                 ____________________________
                                                 William J. Mercer, President
                                                  and Chief Executive Officer